Exhibit 99.1

FOR IMMEDIATE RELEASE

National Bankshares, Inc. Receives Withdrawal of Driver Management Company Board Nominees

BLACKSBURG, VA., March 31, 2023 — National Bankshares, Inc. (the “Company”) (Nasdaq: NKSH) announced that Driver Management Company LLC (“Driver”) has withdrawn its nominees for the Company’s Board of Directors (the “Board”). The withdrawal of Driver’s nominees is not the result of any concessions by the Company or negotiated settlement with Driver. Shareholders will receive further information and an updated proxy card in the coming days. The Company urges investors to support the four nominees up for reelection to the Board and to vote in favor of the stock incentive plan on the ballot at the Annual Meeting of Shareholders to be held on May 9, 2023.

“We are grateful for the outpouring of support from shareholders in recent days, who have expressed their strong belief in our Board and strategy,” said F. Brad Denardo, Chairman of the Board, President and Chief Executive Officer of the Company and its wholly-owned subsidiary bank, The National Bank of Blacksburg. “Avoiding a protracted contest for these Board seats is good for shareholders and the Company. We will continue to drive a strategy that benefits our shareholders, customers, communities and employees for the long run, and remain open to ideas from any investor on how we can best drive value going forward.”

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 24 full-service offices, primarily in southwest Virginia, and three loan production offices. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.”

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-

looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in the Company’s other periodic and current reports filed with the Securities and Exchange Commission (“SEC”). Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.

Important Additional Information

The Company filed a definitive proxy statement (the “Proxy Statement”) with the SEC on March 24, 2023 in connection with its upcoming 2023 Annual Meeting of Shareholders. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company, its directors and its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the 2023 Annual Meeting of Shareholders. Information about the Company’s directors and executive officers is included in the Proxy Statement. To the extent holdings of the Company’s securities by our directors and executive officers reported in the Proxy Statement have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies of the Company’s SEC filings are also available at no charge on the Company’s website at www.nationalbankshares.com.

Company Contact:

F. Brad Denardo

(540) 951-6213

bdenardo@nbbank.com

Investor Contact:

William P. Fiske, Georgeson LLC

(212) 440-9128

Media Contact:

Andrew Wilson, DrivePath Advisors

(773) 425-4991

awilson@drivepathadvisors.com